EXHIBIT 10.1

In accordance with Securities and Exchange Commission rules, certain information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the Company if publicly disclosed. Brackets with asterisks denote omissions (i.e., [***]).

IMTT-GEISMAR
(a Delaware general partnership)
and
REG Geismar, LLC
(a Delaware limited liability company)
CUSTOMER
AGREEMENT OF GENERAL CONDITIONS
This Agreement of General Conditions is made by and between IMTT-Geismar, a Delaware general partnership (herein “IMTT”) and REG Geismar, LLC, a Delaware limited liability company (herein “Customer”). IMTT and Customer may be referred to herein as a “Party” or collectively “Parties”. This Agreement shall become effective upon the 3rd day, of August, 2021 (the “Effective Date”).
For and in consideration of the mutual covenants and agreements undertaken herein, IMTT and Customer agree as follows:
1.Services: For and in consideration of the payments to be made, IMTT will provide certain bulk liquid storage, handling, dock usage and other transshipment services to Customer for certain of Customer’s Feedstock Products and Finished Products (as defined in the Schedule attached hereto) (together, “Products”) at IMTT’s bulk liquid storage facility in
Geismar, Louisiana (the “Facility”), all as more fully set forth herein and in the schedule (the “Schedule”), exhibits and attachments attached hereto and made a part hereon (collectively with this Agreement of General Conditions the “Agreement”). At all times relevant to this Agreement, Customer will retain ownership of Products and IMTT will own and maintain custody and control of all Facility infrastructure. Custody and control of Products is further addressed in the Schedule.

2.Facilities:
2.1In order to perform the services described above, in addition to its existing infrastructure, IMTT will permit, construct and own new bulk liquid storage tanks and associated infrastructure including common piping, dedicated piping, pumps, process equipment, and instrumentation for the storage, handling and movement of Products at the Facility (the “New Infrastructure”). For certain receipts and deliveries of Products, IMTT will permit, construct and own two (2) rundown pipelines from the Facility to a pipeline connection point to enable connectivity to Customers production plant located in Geismar, Louisiana (the “Rundown Lines”). Permitting and construction of the New Infrastructure and Rundown Lines are more fully addressed in the Schedule and Exhibit “C”. (The existing Facility infrastructure and the New Infrastructure may collectively be referred to in this Agreement as the “Facility Infrastructure”).
2.2IMTT may substitute tanks and other Facility Infrastructure provided such substitution is at IMTT’s cost and such substituted Facility Infrastructure is capable of servicing Products by substantially similar means. At all times relevant to this Agreement, Customer will retain ownership of Products and shall instruct IMTT in the movement of Products at the Facility.
3.Inspection of Facility; Product Compatibility: It shall be Customer’s sole responsibility to inspect all Facility Infrastructure and the Rundown Lines used to store, move and transship Products to determine compatibility and suitability with Products prior to storage and movement. Unless otherwise set forth in the Schedule, Facility piping used in the movement of Products will be common piping used in the movement of other similar products at the Facility. Tanks described in the Schedule are dedicated for Customer’s Products. Customer shall use the tanks for the sole purpose of storage of Products as specified in the Schedule. Customer shall not store in the tanks any Products, corrosive or otherwise, which would in any way damage the tanks or other related Facility Infrastructure beyond normal wear and tear; nor shall Customer store any Products therein which would render the tanks unfit for the proper storage of products similar to Customer’s Products.

4.Product Information and Specifications; Customer Product Representation and Warranties:
Unless otherwise provided in Product specifications attached in Sub-Schedules 3.1 and 3.2,
Customer must deliver to IMTT, or IMTT must otherwise have on file, a Safety Data Sheet (“SDS”) and a Certificate of Analysis (“COA”) accurately describing each Product delivered to IMTT forty-eight (48) hours before estimated time of arrival. Customer warrants to IMTT that all SDS(s), COA(s) submitted to IMTT are accurate and correct as to each parcel or shipment of Product received by IMTT and that all Products comply with applicable Laws (as defined in Section 15). All Products must conform to the specifications for the type of Product identified in the Schedule. IMTT reserves the right to independently confirm compliance by Customer with Product specifications or Laws in the discretion of IMTT, and IMTT may refuse to receive or store or continue to store any Product which does not conform to its specifications or Laws, or, in IMTT’s opinion emits an unusual odor that is inconsistent with the Product, is corrosive or gives reasonable ground or apprehension of loss or damage to other products or to property or to any person or persons whatsoever (“Non-Conforming Product”). In such event, IMTT shall be entitled to reject any inbound receipt, shipment, or nomination of such Non-Conforming Product. In the event such Non-Conforming Product is stored within the Facility, IMTT may give notice to Customer to remove such Non-Conforming Product within a reasonable time under the circumstances. If Customer should fail to remove such Non-Conforming Product, IMTT shall be entitled to dispose of said Non-Conforming Product at Customer’s cost and IMTT shall not be responsible for any loss or damage including the value of the Non-Conforming Product, demurrage or other charges resulting from action taken as described above.
5.Movement of Product: All receiving, discharge or other movement of Products will be performed by IMTT on a “first-come first-served” basis among IMTT customers with the exception that ship movements shall have preference over barge movements at ship docks. IMTT shall have no responsibility for demurrage or other delay charges or damages unless the demurrage or delay was directly caused by the negligence of IMTT. Insufficient dock draft; dock, or truck rack congestion; insufficient or slow pumping rates; and/or the breakdown of machinery and/or equipment at the Facility or Rundown Lines shall not be considered negligence on the part of IMTT for purposes of this Section 5. Ships, barges and other marine vessels loading or discharging for Customer's account (“Customer Vessels”) will be subject to IMTT's Ship and Barge Marine Conditions as they may be in effect from time to time and Customer Vessels will proceed to and from IMTT's dock facilities with promptness and dispatch. Customer Vessels will load or unload, as the case may be, on a continuous basis. IMTT’s current Ship and Barge Marine Conditions are attached to the Schedule as Exhibit “A”.
6.Loading Facilities: IMTT does not warrant that Customer Vessels, tank trucks or railcars procured by Customer to deliver or receive Product are suitable for the loading or discharge of Products at the Facility. IMTT reserves the right, but has no obligation, to reject any Customer Vessel, tank truck, or railcar which IMTT reasonably determines to be unsuitable for handling Products or emits an unusual odor that is inconsistent with the Product, without liability to IMTT for any loss, damage, demurrage or expense sustained by Customer, Customer’s shipper or Customer’s customers.
7.Charges: IMTT will invoice Customer monthly, in advance, for the tank charges, and dock use charges as specified in the Schedule. Other charges specified in Schedule will be invoiced following the month in which such charges are incurred. Customer also agrees to pay IMTT any other charges or charges that IMTT, in its commercially reasonable discretion, deems necessary for the handling or preservation of Products during an emergency, including pandemic. All payments to IMTT hereunder shall be made to:
[***]

Accounts which are not paid in full within thirty (30) days will bear interest at 1% per month on the unpaid balance until paid in full.
Notwithstanding IMTT’s rates and charges set forth in the Schedule, the cost of all in pumping of Products from ship or barge into the lines and tank(s) of IMTT shall be arranged by and at the cost of Customer.

8.Default:
8.1Customer Default: In the event Customer fails to pay any monies due IMTT under this Agreement within the time set forth in Section 7 above, Customer shall be in default of this Agreement upon receipt of a notice of default from IMTT. In the event of a monetary default by Customer, Customer shall have fifteen (15) business days following receipt of notice of default from IMTT to cure such breach. In the event Customer is in breach of a non-monetary obligation in this Agreement, Customer shall have thirty (30) calendar days following receipt of a notice of default from IMTT to cure such breach. If Customer fails to cure a default within the time periods set forth above, IMTT shall have the right, at its option (a) to terminate and cancel this Agreement in which event there shall be due to IMTT, the amount of past due charges, interest and other damages sustained by IMTT as a result of Customer’s breach or default (b) to keep this Agreement in force and effect and, in addition to unpaid charges and interest, accelerate all monthly rates and charges for the unexpired remaining term of the Agreement and the same shall be immediately due and payable subject to this Section 8.1; or (c) to keep this Agreement in force and effect and sue for the unpaid rates and charges and interest in intervals as they accrue. In the event IMTT elects option (b) above, Customer shall remain obligated for all other charges as they may become due. At termination of this Agreement, should Customer have failed to vacate all of its Products from the Facility and/or failed to comply with its tank cleaning obligations in Section 13, in addition to any other remedies available to IMTT, Customer shall continue to pay all monthly tank rental and minimum throughput charges until the provisions of Section 13 have been complied with. The foregoing provisions are without prejudice to any damages or remedy which might otherwise be available under the laws of Louisiana for non-payment of monies due, or to become due hereunder, or for breach of any of the obligations of this Agreement, or to establish or perfect any lien or privilege on Products, including a warehouse lien. If the Customer defaults in the performance of any of the terms, covenants, agreements conditions provided herein and IMTT engages an attorney for the enforcement of this Agreement, or any part hereof, including the collection of any monies due or to become due hereunder, Customer shall pay such reasonable attorney’s fees and costs incurred by IMTT. In the event IMTT elects the acceleration remedy in accordance with (b) above, Customer may instead elect to make accelerated payments to IMTT on an annual basis in an amount equal to twelve (12) months of Rates and Charges set forth in Sections 6.1 and 6.2 of the Schedule within five (5) business days of receipt of a notice of acceleration from IMTT, recurring on an annual basis throughout the remainder of the Agreement (the “Annual Forbearance Payment”). The Annual Forbearance Payment shall suspend IMTT’s acceleration remedy for a period of twelve (12) months (or such shorter period at Customer’s election) from receipt by Customer of IMTT’s acceleration notice, and such twelve-month suspension will renew upon IMTT’s receipt of the next twelve months’ Annual Forbearance Payment, continued on an annual basis thereafter. All other remedies available to IMTT under this Section 8.1 shall remain in full force and effect.
8.2IMTT Default: IMTT will provide the services under this Agreement and otherwise meet its obligations hereunder using reasonable care in the safekeeping and handling of Customer’s Products and in the performance of this Agreement (IMTT’s “Standard of Care”). In the event IMTT is in breach of its Standard of Care or other obligations under this Agreement and such IMTT breach is the sole cause of a material adverse effect on Customer, IMTT shall have sixty (60) days following receipt of written notice of default from Customer within which to cure such breach. If the breach is incapable of being cured within sixty (60) days and IMTT is using commercially reasonable efforts to perform such cure, then IMTT shall have an additional ninety (90) days to cure. If IMTT fails to cure such breach within such time periods, IMTT shall be in default of this Agreement. In the event of an IMTT default, Customer may elect to terminate this Agreement in addition to any other remedies available under this Agreement and Louisiana law. For purposes of this Section 8.2, a material adverse effect shall mean a material adverse impact upon the business or operations of Customer which has a material negative effect on the financial condition of Customer. Customer shall set forth with specificity the nature of any material adverse effect in any notice of breach to IMTT. If IMTT defaults in the performance of any of the terms, covenants, agreements conditions provided herein and Customer engages an attorney for the enforcement of this Agreement, or any part hereof, IMTT shall pay such reasonable attorney’s fees and costs incurred by Customer.
9.Force Majeure: Notwithstanding the provisions of Section 10 below, IMTT shall not be liable to Customer for loss or damage to Products nor shall IMTT be deemed to be in breach of this Agreement for failure or delay in performance or non-performance of this Agreement or for failure or delay in providing services at the Facility when any of the foregoing is caused in whole or in part by a force majeure event (“Force Majeure”) which shall be defined as any event beyond the control of IMTT. For purposes of this Agreement, Force Majeure shall include, but is not limited to, labor dispute, strike, riot, vandalism, sabotage, terrorist act, war (whether declared or undeclared) inclement weather, storms, flood (whether natural occurring or manmade), pandemic, tidal surge or tsunami, landslide, earthquake, fire (whether natural occurring or manmade), explosion, power shortage or outage, fuel shortage, railroad embargo, congestion or service failure, government regulation or action, embargo, or railroad or marine expropriation or appropriation, and solely if caused by any of the forgoing events, failure or delay of manufacturers or persons from whom IMTT is obtaining machinery, equipment, materials or supplies to deliver the same, or breakdown of machinery or equipment.
10.Insurance; Risk of Loss: Customer will either self-insure or will obtain property insurance covering the full value of Products, at Customer’s expense, while in the Facility or Rundown Lines, will secure a waiver or subrogation clause in said policy of insurance waiving claims by the insurer against IMTT for covered losses and will supply IMTT with written evidence of same. IMTT will be responsible to Customer for uninsured losses to its Products and/or other damages sustained by Customer only to the extent said loss was caused by IMTT’s failure to use reasonable care in the safekeeping and handling of Customer’s Products or in the performance of this Agreement. IMTT will either self-insure or obtain commercial general liability, auto liability, workers compensation insurance for its employees, and pollution liability, and will secure a waiver or subrogation clause in said policy of insurance waiving claims by the insurer against Customer for covered losses and will supply Customer with written evidence of same. Under no circumstances shall either Party be liable to the other for lost profits, indirect, contingent, consequential, punitive or exemplary damages, including any damage suffered by the other Party’s customers.
11.Third Party Access: Customer shall be entitled to retain the services of third-party inspectors to gauge, test, sample and witness the movement and storage of Products. IMTT will afford third party inspectors and other third-party contractors access to the Facility provided such third party inspectors or contractors execute and be bound by IMTT’s Terminal Access Agreement (a form of which is attached to the Schedule as Exhibit “B”) and otherwise comply with Laws and reasonable rules and regulations promulgated by IMTT. Customer shall retain only those third-party inspectors and third-party contractors who will be fully trained to perform their work and will provide their own equipment, including safety equipment.
12.Inspection of Facility: IMTT reserves the right to perform periodic inspections, modifications, and repairs to the Facility Infrastructure and Rundown Lines which may cause service interruptions. IMTT will provide prior written notice to Customer of the date of any scheduled service interruption as soon as IMTT is aware of it and IMTT will endeavor to provide at least ninety (90) days prior written notice to the interruption. Should a tank whose capacity is contracted to Customer need to be taken out of service, IMTT will attempt to substitute tank capacity with other tanks at the Facility, if available. Rates and other charges related to tank(s) taken out of service will be suspended from the date the tank(s) are rendered in a clean state to the standard set forth in Section 13 below, until the date the tank(s) are returned to service.
13.Removal of Product; Cleaning: Prior to termination of this Agreement for any reason or upon periodic inspection, modification or repair, Customer, at its cost, shall have removed all Product, residue and waste from the Rundown Lines and Facility Infrastructure, including tank(s), infrastructure, associated piping utilized by Customer under this Agreement. Contracted tank(s) under this Agreement shall be returned to IMTT clean, dry and in a “gas-free” state so as to enable IMTT to perform welding or other hot work within such tank(s). IMTT will arrange for the cleaning, transportation and disposal of residue and waste from the Facility including the contracted tank(s). If available, IMTT shall arrange to have three (3) independent written quotes for the tank cleaning and waste removal, and if Customer has a preferred contractor, they shall be permitted to quote for the business. Customer shall approve one (1) commercially reasonable quote prior to commencement of the tank cleaning as guided by IMTT and will have the ability to settle all accounts directly with that tank cleaning entity. In the event that IMTT arranges for the tank cleaning, upon the approval of Customer, Customer shall reimburse IMTT for all such cleaning costs [***]. In the event Customer settles accounts directly with the tank cleaning entity, Customer shall reimburse IMTT for reasonable documented costs associated with the permitting and management of third-party contractors within the Facility. Should Customer fail or refuse to remove Product from the Rundown Lines or Facility Infrastructure, IMTT shall be entitled to remove said Products and clean the Rundown Lines and Facility Infrastructure at Customer’s cost [***]. At termination of this Agreement, the Rundown Lines and Facility Infrastructure including contracted tank(s) shall be in the same structural condition as prior to Customer’s use, ordinary wear and tear excepted.
14.Inurement, Assignment and Subleasing: This Agreement shall be binding upon, and inure to the benefit of any successor, transferee or assignee of either Party; provided however, that Customer shall not sub-lease any of the tank capacity provided for in this Agreement except to affiliates, nor shall either Party assign this Agreement, in whole or in part, nor shall Customer appoint any agent or mandate to perform any obligation of Customer under this Agreement, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed. Notwithstanding the forgoing, either Party may assign this Agreement without the other Party’s consent to a parent, subsidiary or affiliate, or to a purchaser of all or substantially all of such Party’s assets, or to any successor by way of merger, consolidation or similar transaction.
15.Change in Laws: Customer acknowledges that the rates and charges and other fees specified in this Agreement are based, in part, upon IMTT’s cost of operation, maintenance and modifications of the Facility Infrastructure and Rundown Lines necessary to comply with governmental laws, regulations, codes, rules, ordinances, policies and other mandates presently in place or as presently enforced particularly with respect to tax, environmental, health and safety standards (herein “Laws”). In the event that a change in Laws (including a change in the enforcement of existing Laws) occurs during the existence of this Agreement that requires IMTT to alter or modify its existing Facility Infrastructure or Rundown Lines or change the method of operation or maintenance of the Facility Infrastructure or Rundown Lines, IMTT shall be entitled to increase rates and charges and other fees payable by Customer under this Agreement at pass-through cost to offset any increase in costs to IMTT to comply with new Laws or a change in enforcement of existing Laws. Any increase allocated to Customer will be on a basis that is proportionate to IMTT’s other affected customers. Prior to implementing such increases, IMTT shall notify Customer of such increase and provide Customer with documentation supporting the required modifications, and Customer shall have thirty (30) days from the date of notice to elect whether to accept or decline such increase. In the event Customer declines to accept such increase or fails to timely notify IMTT of its decision whether to accept or decline such increase, IMTT, in its discretion, may elect to terminate the Agreement or bear the cost of such increase. Upon a termination by IMTT, Customer shall remain responsible for tank cleaning obligations in Section 13 above and any rates, charges and other costs or contractual obligations accruing prior to termination.
16.Bankruptcy: If voluntary bankruptcy proceedings are instituted by a Party or if a Party is adjudicated a bankrupt, or if a Party makes an assignment for the benefit of its creditors, or if execution is issued against such Party, or if the interest of a Party hereunder passes by operation of law to any person other than such Party then, in any of such events, the other Party may, at its option, declare this Agreement terminated by notice to the other Party in accordance with and at the address set forth below, provided that IMTT shall retain its lien and privilege against all Customer's Products for any monies or payments due or to become due IMTT.
17.Notices: All notices, requests and other communications given pursuant to this Agreement shall be in writing and sent by overnight courier or electronic mail in pdf format. Notice by overnight carrier shall be deemed to be received when such carrier’s records show delivery. Notice given by electronic mail will be deemed received upon receipt of a written reply by electronic mail to the sending Party from the receiving Party or other verifiable evidence that the electronic mail message was read by the intended recipient (excluding any automated response other than an automated response evidencing delivery to the recipient). A Party may change its address by giving written notice in accordance with this Section, which is effective upon receipt.
If to IMTT to:
IMTT-Geismar
[***]

If to Customer to:
REG Geismar, LLC
[***]
18.Entire Agreement: The terms of this Agreement constitute the entire agreement between the Parties with respect to the matters set forth in this Agreement, and no representations or warranties shall be implied, or provisions added in the absence of a written amendment or agreement to such effect between the Parties. Except as expressly provided for in this Agreement, this Agreement shall not be amended, modified, or changed except by written instrument executed by the Parties’ duly authorized representatives.
19.Anti-Bribery, Anti-Corruption: Both Parties shall comply with all applicable anti-bribery and corruption and anti-money laundering laws and regulations in connection with this Agreement, and shall not, and shall make reasonable efforts to assure that their employees and agents do not, offer, give or agree to give any person whosoever (including, but not limited to, private individuals, commercial organizations and public officials (“Person”)), or solicit, accept, or agree to accept from any Person, anything of value, either directly or indirectly, with the intent to illegally influence a Person in connection with this Agreement (the “Anti-Corruption Obligation”). Each Party shall use reasonable efforts: (1) to disclose in writing to the other Party details of any known breach of an Anti-Corruption Obligation; and (2) upon reasonable request, to cooperate with the other Party to ensure and monitor compliance with the Anti-Corruption Obligation at the expense of the requesting Party, subject to any applicable legal privileges or data privacy rights. Either Party may terminate this Agreement without penalty if, after an appropriate investigation, it reasonably believes in good faith, and based on objective evidence disclosable to the allegedly breaching Party, that the Anti-Corruption Obligation has been breached by the other Party. If either Party, after an appropriate investigation, believes in good faith, and based on objective evidence disclosable to the allegedly breaching Party, that there has been a breach of the AntiCorruption Obligation by the other Party, upon reasonable request, it may inspect and audit the other Party’s books, records, and files directly related to this Agreement, and the other Party shall answer any reasonable questions that the requesting Party has relating to such breach, subject to any applicable legal privileges or data privacy rights. IMTT and Customer represent and warrant to each other that, to the best of its knowledge, neither they nor their affiliates, subsidiaries, members, directors, officers or employees own or are controlled by a “Restricted Person”, defined as (1) a person directly or indirectly owned or controlled by any person who is located, organized, or resident in a country or territory that is, or whose government currently is, the subject of an embargo imposed by the United States Government, (2) a person directly or indirectly owned or controlled by any person currently included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Asset Control.
20.Counterparts: This Agreement may be executed by the parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow and all such counterparts shall together constitute one and the same instrument.
21.Governing Law: This Agreement shall be governed in all respects by the laws of the State of Louisiana (without reference to any principles governing conflict of laws that would result in the application of the laws of any other jurisdiction). In all cases where IMTT, its employees, or agents (including without limitation, any direct, borrowed, special or statutory employees of IMTT or its subcontractors of any tier) (together, “Personnel”) perform this Agreement in or offshore the State of Louisiana, or are otherwise covered by the Louisiana Workers’ Compensation Act, La. R.S. 23:1021 et seq., the Parties agree that all work or services provided by such Personnel pursuant to this Agreement are an integral part of and/or are essential to the ability of Customer generate its respective goods, products, and services for the purpose of La. R.S. 23:1061(a)(1). Furthermore, the Parties agree that Customer is the statutory employer of such Personnel for purposes of La. R.S. 23:1061(a) (3) as the same may be amended from time to time, and that Customer shall be entitled to the protections afforded a statutory employer under Louisiana law. Irrespective of Customer’s status as the actual or alleged statutory or special employer (as defined in La. R.S. 23:1031(c)) of any such Personnel, IMTT shall remain primarily responsible for the payment of all workers’ compensation and medical benefits to such Personnel and shall not be entitled to seek contribution for any such payments from Customer, and IMTT further agrees that it will defend, indemnify, and hold harmless Customer from and against any such For purposes of this Section 21, “Customer” shall be interpreted to include Customer and all of its affiliated companies, including without limitation, parent, subsidiary, and all entities under common control with Customer. The Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Middle District of Louisiana, over any suit, action or proceeding arising out of or relating to this Agreement. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.
22.Compliance with Laws. Each Party shall comply in all material respects with applicable federal, state and local laws, ordinances, rules, permits and regulations in the performance of its obligations set forth in this Agreement. IMTT agrees to provide Customer with evidence of licenses, permits, registrations or other authorizations that allow tax-free transport and storage of Customer Product in the Facility before receipt of any Product under this Agreement, and without delay inform Customer of any changes thereto. Notwithstanding the foregoing, Customer acknowledges that the Facility is currently not customs bonded and is not designated as a Foreign Trade Zone pursuant to the Foreign- Trade Zones Act or any successor or similar state or federal customs free program (“FTZ”). Nothing herein shall obligate IMTT to license, permit, register or participate in any FTZ program.
23.Indemnity Subject to Sections 9 and 10: Each Party (the “Indemnifying Party”) agrees to defend, indemnify and hold the other Party, including its affiliates, and all of their respective officers, directors, agents and employees (each, a “Indemnitee”), harmless from and against any and all claims, demands, liabilities, losses, damages, actions, judgments, costs, expenses, fines and reasonable attorneys’ fees (collectively, “Claims”) asserted by a third party against any Indemnitee to the extent caused by: (A) any breach of this Agreement by the Indemnifying Party; (B) the Indemnifying Party’s negligent acts, omissions and/or willful misconduct; or (C) any violation by the Indemnifying Party of any federal, state or local laws, regulations, ordinances or orders. Any Indemnitee seeking indemnification for a Claim made by a third party under this Section shall give prompt written notice to the Indemnifying Party of such Claim; provided, however, the failure by an Indemnitee to give such notice shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure. In addition, the Indemnitee shall allow the Indemnifying Party to direct the defense and settlement of any such Claim, with counsel of the Indemnifying Party’s choosing, and shall provide the Indemnifying Party, at the Indemnifying Party’s expense, with such information and assistance as is reasonably necessary for the defense and settlement of the Claim. The Customer Indemnitee shall have the right to employ separate counsel and to participate in (but not control) any such action. The Indemnifying Party shall not settle any such action that affects the Indemnitee’s rights or interests without the written consent of the Indemnitee. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee a release from all liability with respect to the Claim.

24.Disaster Recovery Plan. At Customer’s request, IMTT shall provide a copy of its disaster recovery plan to Customer and shall thereafter provide new copies of such plans upon each material revision or update thereto. IMTT, in its sole and commercially reasonable discretion, will implement its disaster recovery plan and shall carry out the terms of such plans upon any triggering event.
(Signatures appear on following page)

[Signature Page to Agreement of General Conditions]
Dated and signed by IMTT-Geismar at New Orleans, Louisiana on this 3rd day of August, 2021.

IMTT-GEISMAR BY: /s/ James E. Miles, III NAME: James E. Miles, III TITLE: Senior Vice President - Commercial
Dated and signed by REG Geismar, LLC at Ames, IA on this 2nd day of August, 2021.

REG GEISMAR, LLC BY: /s/ Cynthia J. Warner NAME: Cynthia J. Warner TITLE: CEO, President

[Signature Page to Agreement of General Conditions]

SCHEDULE
This schedule (“Schedule”) is made part of the Agreement. Capitalized terms herein shall be as defined in the Agreement unless expressly stated otherwise. Except as otherwise specifically stated in this Schedule, in the event of any conflict between this Schedule and the Agreement, this Schedule will control.
1.TERMINAL LOCATION:     IMTT-Geismar
[***]

2.CUSTOMER:          REG Geismar, LLC
[***]

3.PRODUCTS: Customer Products serviced under this Agreement will consist of refined renewable diesel, bio-diesel (B99.9), and ULSD diesel (“Finished Products”) and Fat-Oil Feedstock consisting of fatty acids, used cooking oil, distillers corn oil, animal fats, vegetable oils, algal oils, palm oil derivatives and biodiesel distillation bottoms, and blends (“Feedstock Products”) meeting the specifications as follows:
3.1.FINISHED PRODUCT SPECIFICATIONS: attached hereto as Sub-Schedule 3.1.
3.2.FEEDSTOCK PRODUCT SPECIFICATIONS: attached hereto as Sub-Schedule 3.2.
3.3.During the Term of this Agreement, the Parties may mutually agree to add Finished and/or Feedstock Products to the Agreement.
3.4.IMTT reserves the right to reject or limit Products handled at the Facility which will cause IMTT to exceed emissions allowable under its air permit or otherwise violate IMTT environmental permits.
4.TERM; REPORTS:
4.1.TERM COMMENCEMENT DATE; RENEWAL: The Term of this Agreement shall be Fifteen (15) years (the “Term”). All IMTT infrastructure and capabilities shall be fully operational on or before the Commencement Date. The Term shall commence when the IMTT Facility Infrastructure and the Rundown Lines are completed and ready to be placed into service by IMTT, estimated to be twenty-four (24) months from execution of this Agreement, but no sooner than August 1, 2023 (the “Commencement Date”). The foregoing twenty-four (24) month completion date is a non-binding estimate only and events beyond IMTT’s reasonable control including force-majeure, permitting, third-party contractors and suppliers, Mississippi River conditions, poor weather and other factors may delay the Commencement Date. The inability of

Customer to receive or deliver Products on the Commencement Date will not suspend, delay, or excuse Customer’s payment obligations under this Agreement. This Agreement shall automatically renew for subsequent renewal terms of ten (10) years unless prior written notice is provided by one Party to the other, not less than three (3) years prior to the end of the then current Term or renewal term.
4.2.PROGRESS REPORTS: Prior to the Commencement Date and at Customer’s request, IMTT will provide Customer with progress monthly reports with respect to construction of the New Infrastructure and Rundown Lines. The Parties agree to meet monthly for a performance review with such meetings being held virtually or in person. Beginning on the Commencement Date, the Parties shall meet on a monthly basis for an operations performance review.
5.FACILITY INFRASTRUCTURE: Storage tanks described below, and associated Facility piping will be [***]. The Facility piping used to service Customer Feedstock Products is not dedicated and may be utilized by IMTT to service other of its customers for compatible products, so long as compatible product specifications are provided to Customer in writing, and Customer approves in writing, such Customer approval is limited to product specification and shall be not to be unreasonably withheld. The Facility piping used to service Customer Finished Products will be dedicated for the movement of Customer’s Finished Products. Construction of the New Infrastructure and Rundown Lines is more fully addressed below.
5.1.TANKS:
[***]

5.2.OTHER FACILITY INFRASTRUCTURE:
[***]
5.3.IMTT RUNDOWN LINES:
[***]
5.4.INBOUND CAPABILITY – FEEDSTOCK PRODUCTS, FINISHED PRODUCTS:
Marine – via IMTT marine docks subject to IMTT Barge and Ship Marine Conditions as set forth in Exhibit “A”.
[***]

5.5.OUTBOUND CAPABILITY – FEEDSTOCK PRODUCTS: IMTT Feedstock Rundown Line – Customer-dedicated pipeline for delivery of Feedstock Products to the Connection Point for transport to Customer’s production plant in Geismar, LA.

[***]
5.6.INBOUND CAPABILITY – FINISHED PRODUCTS: IMTT Finished Product Rundown Line from the Connection Point to the Facility and via Marine per Section 5.4 above with a dedicated line.

5.7.OUTBOUND CAPABILITY – FINISHED PRODUCTS: Marine – via IMTT marine docks subject to IMTT Barge and Ship Marine Conditions as set forth in Exhibit “A”.
[***]

6.RATES AND CHARGES: Effective as of the Commencement Date, IMTT will begin invoicing Customer for the following Rates and Charges:
6.1.MONTHLY TANK SERVICE CHARGE: Customer shall pay to IMTT a charge for tank capacity usage at a monthly rate of [***] (the “Monthly Tank Charge”). In the event Customer exceeds [***], Customer will pay, in addition to the Monthly Tank Charge, an additional excess throughput charge of [***] (the “Excess Monthly Tank Charge”).
6.2.DOCK USAGE CHARGES: Customer shall pay to IMTT a charge for use of IMTT’s dock in connection with inbound and outbound marine transfers of Products at a monthly rate of [***] (the “Monthly Dock Use Charge”). In the event that Customer exceeds, on a per month basis, [***], Customer shall pay, in addition to the Monthly Dock Use Charge, an Excess Monthly Dock Use Charge of [***]. For purposes of this Section 6.2, dock hours shall be calculated from the time the Customer Vessel arrives at the dock until such time as the Customer Vessel sails from the dock. For the avoidance of doubt, Excess Monthly Dock Charges shall be in addition to any Customer Vessel demurrage charges.
6.3.OTHER CHARGES:
i.Tank to tank transfers at [***];
ii.Circulation at [***];
iii.Odor treatment at [***];
iv.iv. Chemical Injection system fee at [***], chemicals must be provided by Customer. If chemical is manually added, Customer will supply chemical and pay for service at Overtime rates in Section 6(e), below;
v.Storage Tank Heating Charges: Heat is available and will be applied in accordance with Customer’s instructions at [***];
vi.Barge Heating Charges: Heat is available and will be applied in accordance with
vii.Customer’s instructions. Heat will be provided at a rate of [***];

viii.All heating variable costs that are directly measured, [***], associated with the operations of the Feedstock Rundown Line and piping within the Facility will be reimbursed by Customer [***];
ix.Feedstock, filtration and strainer maintenance, repair, replacement and cleaning, transportation and disposal of filter/strainer waste will be reimbursed by Customer at cost (including IMTT labor costs) [***];
x.Squeegee Charges: Squeegee shore tanks [***] Squeegee time will count as Customer Dock Usage per Section 6.2 above.
xi.Any other services at cost [***]; and
xii.[***].
xiii.Security Surcharge: [***]. This proportional Security Surcharge is for IMTT’s compliance with the Federal Government’s new “33 CFR; Coast Guard, Department of Homeland Security; Subchapter H; Part 105 – Maritime Security: Facilities”. This surcharge addresses increased security to maintain Maritime Security (MARSEC) Level I standards at all times. However, should the Coast Guard Captain of the Port raise the threat level to MARSEC Level’s II or III, IMTT will track all elevated security requirements and the associated additional costs for back charge to its customer during such heightened alert status.
6.4.WAGE RATES:
Overtime rates are as follows:
    [***]

Overtime rates are adjusted annually in accordance with Section 6.6 below.
6.5.HOURS OF OPERATION: [***].
6.6.ESCALATION: At the end of each Contract Year, all rates and charges in this Section 6 (including wage rates) shall be escalated by [***];
7.OTHER CONDITIONS:
7.1.Rundown Lines – Pipeline movements: IMTT and Customer will negotiate written operating, custody and maintenance procedures (“Pipeline O&M Agreement”) for Pipeline movements from the Facility to the Connection Point including metering, leak detection, pigging flushing and cleaning.
7.2.Customer shall comply with any and all Laws in connection with any governmental incentives relating to the Products, including state and federal tax credit regulations. Customer shall indemnify, defend and hold harmless IMTT, its officers, directors, members, employees, affiliates and agents from and against any and all claims, losses, liabilities, damages, fines, penalties, tax assessments, suits, actions, judgments and IMTT incurred reasonable attorneys’ fees and costs arising out of Customer’s breach of this Section 7.2.
7.3.IMTT shall comply with any and all Laws relating to the maintenance, operation and permitting of the Facility.
7.4.As part of the consideration for IMTT entering this Agreement with Customer, Customer’s obligations under this Agreement shall be subject to an unconditional guaranty by Customer’s ultimate parent, Renewable Energy Group, Inc. and any successor or assign, in a form and substance as set forth in the attached Exhibit “D”.
7.5.IMTT will not be responsible for losses occurring during loading, storage, discharge and Product handling/movement operations and which are less than [***] of the gross quantity throughput calculated over a rolling twelve (12) month basis for Finished Product and [***] for Feedstock Product.
7.6.Taxes: IMTT shall be responsible for the payment of taxes, including applicable ad valorem taxes, on its Facility and revenues. Customer shall be responsible for the payment of taxes on its Products, including while stored or being transshipped at the Facility, including its revenues from Products stored or being transshipped at the Facility.
(Signatures appear on following page)

Dated and signed by IMTT-Geismar at New Orleans, Louisiana on this 3rd day of August, 2021.

IMTT-GEISMAR BY: /s/ James E. Miles, III NAME: James E. Miles, III TITLE: Senior Vice President - Commercial
Dated and signed by REG Geismar LLC at Ames, IA on this 2nd day of August, 2021.

REG GEISMAR, LLC BY: /s/ Cynthia J. Warner NAME: Cynthia J. Warner TITLE: CEO, President

[Signature page to Schedule]

SUB-SCHEDULE 3.1

[***]

SUB-SCHEDULE 3.2
[***]

EXHIBIT “A”
SHIP AND BARGE MARINE REQUIREMENTS
[***]

EXHIBIT “B”

TERMINAL ACCESS AGREEMENT
[***]

EXHIBIT “C”
Rundown Lines Routing
[***]

EXHIBIT “D”
PARENT GUARANTY
This Parent Guaranty (this “Guaranty”), dated as of August 3, 2021 (the “Effective Date”), is by Renewable Energy Group, Inc., a Delaware corporation, (the, “Guarantor”), in favor of IMTT-Geismar, a Delaware general partnership (“IMTT”).
BACKGROUND
A.IMTT and REG Geismar LLC, a Delaware limited liability company (“REG”) have entered into that certain Agreement of General Conditions, Schedule, Exhibits and Attachments as of August 3, 2021 for the storage, handling and movement of certain of REG’s Products (the “Storage Agreement”).
B.REG is wholly owned by Guarantor.
C.As a condition to IMTT entering into the Storage Agreement with REG, Guarantor shall execute and deliver this Guaranty.
D.Guarantor will benefit directly or indirectly from IMTT’s entering into the Storage Agreement, and Guarantor wishes to induce REG to enter into the Storage Agreement.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
    1.     Guaranty.
(a)On the terms and subject to the conditions contained herein, Guarantor hereby absolutely, unconditionally and irrevocably guaranties, to and for the benefit of IMTT, the full and punctual performance and payment, as and when each such payment or performance becomes due (whether at the stated due date, by acceleration or otherwise), by or on behalf of REG of any and all obligations or amounts owed by REG to IMTT in connection with and to the extent provided for in the Storage Agreement (the “Guaranteed Obligations”). The Guaranteed Obligations of Guarantor hereunder are direct and primary obligations.
Guarantor may, however, raise all defenses to performance, waivers, offsets, and counterclaims against IMTT which REG would be entitled to raise under the Storage Agreement other than REG’s bankruptcy, liquidation, receivership or other insolvency (collectively, the “Reserved Defenses”).
(b)Subject to Guarantor’s right to raise all Reserved Defenses, this Guaranty is an absolute, unconditional, present, and continuing guaranty of performance and payment, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or payment by REG or upon any other event, contingency or circumstance whatsoever, and shall remain in full force and effect and be binding upon and against Guarantor and Guarantor’s successors and assigns (and shall inure to the benefit of IMTT and its successors, transferees, and assigns). If, for any reason, REG shall fail or be unable duly, punctually, and fully to perform or pay, as and when such performance or payment is due, any of the Guaranteed Obligations, but subject to the Reserved Defenses, Guarantor shall promptly perform or pay, or cause to be performed or paid, such Guaranteed Obligations.
(c)Guarantor agrees that any judgment from any litigation (or any award resulting from any arbitration, if IMTT and REG should agree to arbitrate) between IMTT and REG under the Storage Agreement (whether in contested litigation or arbitration, by default or otherwise) shall be conclusive and binding on the parties for the purposes of determining Guarantor’s obligations under this Guaranty.

[Exhibit “D” to Schedule]

EXHIBIT “D”
(d)Guarantor further agrees to pay to IMTT any and all costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel), and damages which may be paid or incurred by IMTT in successfully enforcing any rights with respect to this Guaranty, including, without limitation, collecting against Guarantor under this Guaranty.
2.Obligations Absolute and Unconditional, Continuing; Etc. Subject to Guarantor’s rights to raise the Reserved Defenses, Guarantor agrees that the obligations of Guarantor set forth in this Guaranty shall be direct obligations of Guarantor, and such obligations shall be absolute, irrevocable and unconditional, and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by Guarantor with its obligations hereunder and the Reserved Defenses) (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation and except as may be raised through the Reserved Defenses: (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, or similar proceeding with respect to IMTT, REG or any other Person or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding; (ii) any merger or consolidation of Guarantor or REG or any sale, lease, or transfer of all or any of the assets of Guarantor or REG; (iii) any change in the ownership of Guarantor, REG, or any other entity or (iv) any winding up or dissolution of REG. Without limiting the generality of the foregoing, Guarantor agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, REG shall fail to perform obligations or pay amounts owed by it under the Storage Agreement and that notwithstanding the recovery hereunder for or in respect of any given failure to so comply by REG under the Storage Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent such failure.
3.Reinstatement. Guarantor agrees that this Guaranty shall be automatically reinstated with respect to any payment made by or on behalf of REG pursuant to the Storage Agreement if and to the extent that such payment is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
4.Waiver of Demands, Notices; Etc. Guarantor hereby unconditionally waives, to the extent permitted by applicable law but without waiving REG’s rights to notice and opportunity to cure under the Storage Agreement: (i) notice of any of the matters referred to in Section 2 hereof and (ii) notice of acceptance of this Guaranty, demand, protest, presentment, notice of failure of performance or payment, and any requirement of diligence.
5.Representations and Warranties. Guarantor represents and warrants that:
(a)Guarantor, [REG] , is a _____________ duly organized and validly existing in the laws of __________ and has the limited liability company power and authority to execute, deliver and perform this Guaranty;
(b)the execution, delivery and performance of this Guaranty will not conflict with, violate or breach the terms of any agreement of Guarantor;
(c)no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty; and
(d)this Guaranty, when executed and delivered, will constitute a valid and legally binding agreement of Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity as they apply to the Guarantor.

[Exhibit “D” to Schedule]

EXHIBIT “D”
    6.     Miscellaneous.
(a)This Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
(b)This Guaranty shall be governed by, and construed in accordance with, the laws of Louisiana.
(c)No modification or amendment of this Guaranty shall be of any force or effect unless made in writing, signed by the parties hereto, and specifying with particularity the nature and extent of such modification or amendment. This Guaranty constitutes the entire and only understanding and agreement among the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior negotiations, proposals, representations, understandings, commitments, communications, or agreements, whether oral or written, with respect to the subject matter hereof.
(d)All notices, requests and communications to a party hereunder shall be in writing and shall be sent:
    If to IMTT:
[***]
    with a copy to:
[***]
    If to Guarantor:
[***]
with a copy to:
[***]
or to such other address and with such other copies, as such party may hereafter reasonably specify by notice to the other parties. Each such notice, request or communication shall be effective upon receipt, provided that if the day of receipt is not a business day then it shall be deemed to have been received on the next succeeding business day.
(e)The headings of the several provisions of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.
(f)Subject to the Guarantor rights to raise the Reserved Defenses, no forbearance or delay by IMTT in asserting rights against REG shall affect or impair in any way Guarantor’s obligations hereunder or the rights of IMTT hereunder.

[Exhibit “D” to Schedule]

EXHIBIT “D”
(g)The term “Person” shall mean any individual, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, governmental entity or other entity having legal capacity.
(h)This Guaranty may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have duly executed this Guaranty as of the Effective Date.

Renewable Energy Group, Inc., Guarantor Date: 8/2/2021 BY: /s/ Cynthia J. Warner NAME: Cynthia J. Warner TITLE: CEO & President
Acknowledged and Accepted:

IMTT-Geismar BY: /s/ Carlin Conner NAME: Carlin Conner TITLE: President & Chief Executive Officer Date: August 3, 2021
    32
[Exhibit “D” to Schedule]